                        ESC STRATEGIC FUNDS, INC.
                        STRATEGIC VALUE FUND
                        EXHIBIT 16
                        TOTAL RETURN

                        DATE AS OF:    09/30/97

CLASS D
AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:  1.50%
--------------------------

T= (ERV/P) - 1

WHERE:          T=      TOTAL RETURN

                ERV=    REDEEMABLE VALUE AT THE END
                        OF THE PERIOD OF A HYPOTHETICAL
                        $1,000 INVESTMENT MADE AT THE
                        BEGINNING OF THE PERIOD.

                P=      A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

   SINCE INCEPTION:     ( 05/07/97 TO 09/30/97 ):
                        ( 1,122.00 /1,000) -1 =          12.20%
   QUARTERLY:           ( 06/30/97 TO 09/30/97 ):
                        ( 1,107.60 /1,000) -1 =          10.76%
   MONTHLY:             ( 08/31/97 TO 09/30/97 ):
                        ( 1,059.49 /1,000) -1 =           5.95%


CLASS A
AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:  4.50%
--------------------------

T= (ERV/P) - 1

WHERE:          T=      TOTAL RETURN

                ERV=    REDEEMABLE VALUE AT THE END
                        OF THE PERIOD OF A HYPOTHETICAL
                        $1,000 INVESTMENT MADE AT THE
                        BEGINNING OF THE PERIOD.

                P=      A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

   SINCE INCEPTION:     ( 05/07/97 TO 09/30/97 ):
                        (   1,124.0 /1,000) -1 =           12.40%
   QUARTERLY:           ( 06/30/97 TO 09/30/97 ):
                        ( 1,108.48 /1,000) -1 =            10.85%
   MONTHLY:             ( 08/31/97 TO 09/30/97 ):
                        ( 1,059.38 /1,000) -1 =             5.94%